Exhibit 10.19

ASC AGHERMENT NO, JOINT RESEARCH AGREEMENT FOR AN EHHANCED PIPE DETECTION TOOL This Joint Research Agreement ("Agreement") is by and between Aramco Services Company, 8 Delaware corporation ("ASC" or "Company"), and GO Well Infemational, LLC, a Texas Limited Liability Company (referred to as ("GOWell" or "Contracior") ,to be effective as of the Jast date of the last parly to sign below ("Effective Date"). The term of this Agreement commences on the Effective Date and ends on July 31, 2019 ("Term"). This Agreement consists of this signed document and the following attached schedules and attachments: SCHEDULE A - General Terms and Conditions SCHEDULE B - Scope af Work Attachment I- Research Schedule Atfechment II —Contractor's Background Intellectual Property _ ARAMCO SERVICES COMPANY Name: By: e: AIG 2018 Dates uly YG, gol' Title:

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工 工 1.2, 1,3. 1,4. 1,5, 1.6. ASC AGREEMENT NO. GENERAL TERMS AND CONDITIONS Definitions "Affiliate" shall mean with respect to a Party, any corporation, partnership, trust, or other entity which either: G) owns such Party; (ii) is owned by such Party: Gii) controls such Party; (iv) _ is controlled by such Party, and/or is under the common control with such Party by an Affiliate of both the entity and such Party; regardless of whether the entity exists as of the Effective Date or is later acquired, formed, or becomes an Affiliate after the Effective Date. For the purpose of this definition, "control" means direct or indirect ownership of fifty percent (50%) or more of the shares conferring the rights to vote at a general meeting (or its equivalent) of such entity or alternatively to appoint the majority of the directors or other governing body of such entity. "ASC Representative" shall mean an individual appointed by ASC and authorized to act on its behalf, with whom Contractor may consult at all reasonable times, and whose instructions, requests and decisions issued or made as provided in this Agreement shall be binding on ASC. The ASC Representative is responsible for all commercial aspects of this Agreement and is designated in Schedule B. "Background Intellectual Property" or "Background IP" means Intellectual Property and the legal rights therein (including, but not limited to, inventions, patent applications, patents, copyrights, and any information embodying proprietary data such as technical data and computer software) of a Party that was developed, created or owned by such Party or its Affiliates before the Effective Date and which is necessary or related to the Research Program. "Business Day" means any day except Saturday or Sunday or any other day on which commercial banks located in Houston, Texas, are authorized or required by law to be closed for business "Change' Order" means any written modification of Schedule B of this Agreement expressly designated as a Change Order and signed by both parties, "Conceived" shall mean the time when a definite and permanent idea of an operative invention is known. Conception is complete when the idea is so clearly defined in one's mind that only ordinary skill would be hecessaty to reduce the invention to' practice, without extensive research or experimentation, A-l

1.7, 1.8. 1.9. 1,10. 111. 1,12, ASC AGREEMENT NO, "Confidential Information" shall have the meaning set forth in Section 8 of Schedule A, "Contractor Representative" shall mean an individual or individuals appointed by the Contractor and authorized to act on behalf of Contractor, with whom ASC may consult at all reasonable times, and whose instructions, requests, and decisions issued or made as provided in this Agreement shall be binding on Contractor. The Contractor Representative is responsible for all commercial aspects of this Agreement and is designated in Schedule B, "Controlled Items" shall have the meaning set forth in Section 8.8 of Schedule A. "Deliverable(s)" shall mean the Research Results, Report(s) and other item(s) to be delivered or performed by Contractor to ASC or Saudi Aramco under this Agreement, as more fully described in Schedule B. "Export Control Laws" means and includes all U.S. laws and regulations restricting the export, re-export, transfer or release to certain governments, legal entities or individuals and/or to certain destinations of any Controlled Items that are specifically regulated or controlled by the U.S. government, including but not limited to those laws and regulations: (i) administered by the U.S. Department of Commerce (e.g the Export Administration Regulations ["EAR"; (i) administered by the U.S. Department of State (e.g,, International Traffic in Arms Regulations ["ITAR")); (iii) administered by the U.S. Department of the Treasury (ie the Office of Foreign Assets Control ["OFAC")); (iv) pertaining to nationals of countries subject to comprehensive U.S. economic embargoes/ sanctions (e.g. Cuba, Iran, North Korea, Sudan, and Syria); (v) pertaining to entities, individuals, vessels, and aircraft covered by the U.S. Government's List of Specially Designated Nationals ("SDNs") and Blocked Persons (U.S, Department of Treasury, Office of Foreign Assets Control); (vi) pertaining to entities and individuals covered by the Denied Persons and Entity Lists (U.S. Department of Commerce, Bureau of Industry and Security); or (vii) any other similar U.S. Government listings of sanctioned or restricted persons. "Intellectual Property" or "JP" means any discoveries, inventions, inyprovements or creations of either Party and their Affiliates or Saudi Aramco, that such Party is legally entitled to own or to which such Party has legal or other rights to use, whether tangible or intangible, whether business or technical, whether patentable or non-patentable, including but not limited to (a) technologies, data, data models, database structures, procedures, processes, techniques, designs, inventions, discoveries, know-how, formutae, algorithms, source code, object code, sofiware, concepts, and (b) the expression or embodiment, in whatever medium or form of expression, of such technologies, data, data models, database structures, procedures, processes, products, techniques, designs, inventions, discoveries, know-how, formulae, algorithms, source code, object code, software, and concepts, including any and all drawings, blueprints, lists of materials, patterns, molds, records, documents, specifications, diagrams, formulae, product design standards, tools, die, jigs, models or prototypes. A-2

1.13. 1.22, 1.23. 1,24. ASC AGREEMENT NO. "Intellectual Property Rights" or "IP Rights" means all proprietary or other legally enforceable rights throughout the world provided under (a) patent law (including applications pending before any relevant governmental authority worldwide, and any additions, continuations, continuations-in-part, divisions, reissues, renewals or extensions based thereon), (b) trademark and service mark law, (c) design patent or industrial design law, (d) semi-conductor chip or mask work law, {e) trade secret law, (f) database law, and (g) any other statutory provision, common law principle, or principle of law under any Jurisdiction in the world which provides protective or other intangible property rights to technology, trademarks or creative works. This term will include all licenses and tights to sue and recover damages for past, present and future inftingement, dilution, misappropriation or other violations of such protective or intangible property rights. It is understood that works of literature and art are not included in the definition of IP Rights, If required, and upon request, Contractor will acknowledge any works for hire and will procure an assignment of rights from the author(s) to ASC. "Ownership" as set forth in this Agreement shall mean the legal right to use, sell or exploit. . "Party" shall mean either ASC or Contractor. . "Parties" shall mean ASC and Contractor collectively. . "Principal Investigator" shall mean the individual appointed by Contractor to have overall responsibility for the Research Program on behalf of Contractor. The Principal Investigator is designated in Schedule B. . "Project Price" shall have the meaning set forth in Schedule C. » "Report(s)" shall have the meaning set forth in Schedule B. - "Research Program" shall mean the research program to be conducted by Contractor under this Agreement, as described in Schedule B. - "Research Result(s)" shall mean all Reports and all technical findings obtained from the performance of this Agreement, as more fully addressed in Section 10.2 of Schedule A. "Saudi Aramco" shall mean the Saudi Arabian Oil Company, a joint stock company organized under the Laws of the Kingdom of Saudi Arabia, with a principal place of business in Dhahran, Saudi Arabia, ASC is a wholly-owned subsidiary and Affiliate of Saudi Aramco. "Saudi Aramco's Technical Representative" shall mean an individual appointed by Saudi Aramco to consult with Contractor on the technical aspects of the Research Program and the Work. Saudi Aramco's Technical Representative is designated in Schedule B, "Subcontractors" shall have the meaning set forth in Section 5 of Schedule A. A-3

ASC AGREEMENT NO, 1.25. "Warranty Notice" shall have the meaning set forth in Section 7.5 of Schedule A. 1.26. "Work" shall mean all services to be performed by Contractor pursuant to this Agreement. 2.1. 2.2. 2.3, Research Program Contractor agrees to conduct the Research Program and to perform the Work in accordance with the terms and conditions of this Agreement, ASC agrees to pay for the Work performed in accordance with the terms and conditions of this Agreement. ASC and its Affiliates, in particular Saudi Aramco, shall be entitled to have their representatives present at all locations where Contractor is performing any Work under this Agreement, to participate in, review and, where specified, inspect all aspects of Contractor's performance under this Agreement. In the event that certain Deliverables are to be in spected before being released for shipment to ASC and or Saudi Arabia, Contractor will assist ASC personnel in conducting any required inspections, Status as an Independent Contractor In all things undertaken by the parties under this Agreement, it is specifically understood and agreed that Contractor shall be and remain at all times during the Term, an independent contractor, and neither Contractor nor any of its employees, agents or consultants shall be treated as a servant, agent or employee of ASC, Accordingly, without limiting Contractor's duty to determine the most appropriate manner and method for performing services . hereunder, ASC shall be entitled to specify the extent and nature of such services and the results to be achieved, Non-Exclusivity 4.1, 4,2. Both Contractor and ASC understand that the other Party and its Affiliates may be involved in similar research on behalf of itself and others. The Parties shall be free to continue such other research provided that it is conducted separately from the Research Program and that no Confidential Information obtained by Contractor under this contract is used, disclosed or made a part of such other research. Funds provided under this Agreement may be used by Contractor only for the Research Program, and for no other purpose, i nitiative, or activity. No Subcontracts or Assignments S.1. Contractor shall not subcontract any part of the Work without ASC's prior written approval, If ASC approves a proposed subcontractor (the "Subcontractor"), the following provisions shall apply.

3.2, ASC AGREEMENT NO. 5.1.1. Contractor shall remain primarily responsible for (i) all services and Work performed by any subcontractor and (ii) all goods, materials or equipment provided by the Subcontractor. 5.1.2, Contractor shall be fully responsible for the acts and omissions of all the Subcontractor(s), at whatever tier. 5.1.3, Contractor shall schedule, coordinate and manage the services and Work performed by the Subcontractor and ensure that all services and Work performed by the Subcontractor complies with the terms of this Agreement, including any schedule deadlines. 5.1.4, Contractor shall ensure that all subcontracts contain provisions that obligate said Subcontractors to fully comply with the all of the terms and conditions of this Agreement, including without limitation, Section 2,2 (Inspection), Section 8 (Confidential Information), Section 10 (Intellectual Property), Section 11 (ntellectual Property Licenses), Section 12 (Export Controls), and Section 18 (Governing Law and Settlement of Disputes). 5.1.5, All subcontracts entered into by Contractor or by the Subcontractor shall contain a provision whereby the Subcontractor agrees and consents to the assignment of such subcontract to ASC upon ASC's written request, Contractor shall, if ASC requests, assign to ASC all of its rights under all subcontracts entered into by Contractor, and ASC may, to the extent permitted by applicable law and after prior written notice to Contractor, enforce directly against such Subcontractor all tights of Contractor under such subcontract. Neither Party shall assign this Agreement, or any part hereof, to any third party without the prior written approval of the other Party, Liability and Insurance 6.1, 6.2. 6.3, Neither Party accepts liability or responsibility for any use by the other Party for any Research Results, for any reliance which may be placed by the other Party on any Research Results or Intellectual Property produced hereunder, nor for advice or information given in connection with any such Research Results or Intellectual Property, Neither Party shall be liable to the other Party for any consequential, special, indirect, exemplary or punitive damages, including but not limited to loss of profit or producis, whether such liability is based, or claimed to be based, upon any negligent act or omission of a Party or its personnel, or whether such liability is based, or claimed to be based, upon any breach of a Party's obligations under this Agreement, Except as provided in 6.2. above, Contractor shall defend, indemnify and hold harmless ASC and its Affiliates, as well as their officers, directors, employees, and appointed representatives, from any and all claims, losses, expenses or damages arising from or related to the injury or death of any person, and the dama ge or loss of any property resulting from any negligent acts or omissions of Contractor, its employees, appointed representatives, and the Subcontractor(s), if any. A-5

6.4, 6.5. 6.6. ASC AGREEMENT NO, A-0362-2018 Except as provided in 6.2, above, ASC shall defend, indemnify and hold harmless the Contractor and its Affiliates, as well as their officers, directors, employees and appointed representatives, from any and all claims, losses, expenses or damages arising from or related to the injury or death of any person, and the damage or loss of any property resulting from any negligent acts or omissions of ASC, its employees and appointed representatives, Contractor agrees to obtain and maintain Commercial General Liability Insurance covering all of Contractor's activities under this Agreement, with limits of no less than $ for Bodily Injury Liability per person and per occurrence and no less than for Property Damage Liability per occurrence. ASC agrees to obtain and maintain Commercial General Liability Insurance covering all ASC's activities under this Agreement, with limits of no less than $ for Bodily Injury Liability per person and per occurrence and no less than $ or Property Damage Liability per occurrence. Warranties 7.1, 7.2. 73. 7.4, 7.5. 7.6, Contractor warrants that it shall perform the Work and all its obligations in a professional manner and in strict accordance with the specifications set forth in Schedule B. Contractor warrants that all persons employed or used by Contractor to perform Work in the United States hereunder are authorized by U.S. immigration law to work in the United States. ASC may terminate this Agreement without notice and without liability should it be discovered that Contractor is in breach of this warranty, Except for Section 7,1., neither Party makes any representation or warranty of any kind, express or implied, concerning the validity of any Research Results, Reports or other Deliverables, including, but not limited to, any representation or warranty of (i) merchantability; (ii) fitness for a particular purpose; and (iii) the absence of any latent or other defects. Contractor further warrants that all Contractor supplied materials, tools and equipment shall conform to the specifications set forth in Schedule B, shall be free of defects in material and workmanship and fit for the purposes intended, Should ASC discover at any time within days days after performance of the Work that either the Work or Contractor supplied materials, tools and equipment do not conform to the foregoing warranties, Contractor shail, after receipt ofa written notice from ASC, promptly perform or arrange for the performance of any and all corrective work required to make the Work or the materials, tools or equipment conform to such warranties (the "Warranty Notice"). Such corrective work shall be performed at Contractor's expense, Should Contractor fail to perform its obligations under Section 2 within Business Days after receipt of the Warranty Notice from ASC, ASC may, at its option and without prejudice to any other rights or remedies which may be available to it, perform such corrective work itself or through others, at Contractor's expense, A-6

7.7, ASC AGREEMENT NO, A- The rights and remedies of ASC provided by this Section 7 are in addition to any other rights and remedies provided by law or in equity or otherwise. 8. Confidential Information 8.1, 8.2, 8.3, 8,4, 8.5. "Confidential Information" means anything Gncluding, without limitation, any Research Results, Intellectual Property, information, oral disclosures, visual observations, emails or other tangible electronic storage medium, documents, concepts, ideas, scientific or technological principles, discoveries, inventions, algorithms, data, statistics designs, plans, drawings, maps, models, circuitry, hardware, firmware, software, machines, composition of matter, formula, patterns, devices, compilations, programs, prototypes, projections, techniques, know-how, apparatus, improvements, procedures, processes, operating conditions, methods, financial or other business information, spreadsheets, commercial terms, customer lists, current or future product information, irrespective of whether patentable or copyrighted in any portion, copy or extract of such information, irrespective of whether in tangible or intangible form, inrespective of its media, and irrespective of whether marked/designated or not marked/designated as "confidential") that (i) is disclosed or revealed by one Party or its Affiliates ("Disclosing Party") to the other Party or its Affiliates ("Receiving Party") or (ii) is visually observed by one Party (who is deemed to be the Receiving Party in such case), and is reasonably expected by the Disclosing Party to be confidential. The Receiving Party may use Confidential Information solely for purposes of fulfilling the objectives of this Agreement. Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that Confidential Information may be disclosed to Saudi Aramco, subject to the restrictions set forth in this Agreement, For a period of years from the date of receipt of Confidential Information or until years after the termination of this Agreement, whichever is later, the Receiving Party agrees not to duplicate, use or otherwise disclose any Confidential Information to any third party, firm, corporation, entity, organization, institution, government entity, except that Confidential Information may be disclosed by the Receiving Party to its Affiliates, employees, staff, or professional advisors who are bound by the restrictions set forth in this Agreement, The Receiving Party shall use at least the same degree of care in safeguarding, protecting, and preserving the Confidential Information of the Disclosing Party as it uses for its own confidential and proprietary information, but in no event Jess than reasonable care, The Receiving Party shall promptly notify the Disclosing Party in writing if it has reason to believe that unauthorized use, possession, acquisition, dissemination or disclosure of any Confidential Information has occurred, and the Receiving Party shall use its reasonable efforts to cooperate with any appropriate actions taken by the Disclosing Party to protect said Confidential Information from further dissemination, including enforcing the terms of any agreement between the Receiving Party and the individual(s) responsible for the unauthorized use or disclosure, A-7

8.6. 8.7, 8.8. 8.9. ASC AGREEMENT NO. Notwithstanding the foregoing, the Receiving Patty shall have no obligation to treat as Confidential Information, any information, data, or items that: (i) were in the possession of or known by the Receiving Party at the time of disclosure, without an obligation to maintain confidentiality; (if) are or become known to the public without violation of the Confidential Information section of this Agreement; Gili) are disclosed lawfully to the Receiving Party by a third party having the right to disclose the information without violation of the Confidential Information section of the Agreement; (iv) can be demonstrated they are independently developed by the Receiving Patty without the use or benefit of the Confidential Information; or (v) _ are approved in writing by the Disclosing Party for disclosure, In the event that the Receiving Party is required by law or court order or by regulatory body to disclose Confidential Information, then the Receiving Party agrees to promptly notify the Disclosing Party of such required disclosure and, where permissible, provide the Disclosing Party with an opportunity to oppose or limit disclosure, Any compelled disclosure under such law or court order or pursuant to regulatory inquiry or demand shall be limited to the minimal acceptable disclosure. Both parties acknowledge that Confidential Information to be exchanged under this Agreement may include information, articles, technology or software that are specifically regulated or controlled by the U.S. government (collectively, "Controlled Items"), Therefore, each Party agrees to comply fully with the export control provisions set forth in Section 12 of this Agreement. Nothing in this Section 8 shall be construed or interpreted to require either Party to disclose information that such Party is otherwise obligated to hold in confidence, or to make other disclosures which might be injurious to the individual interests of the Parties or their Affiliates, 9, Publications 91, Contractor has the right to publish the Research Results, provided that (i) any such publication does not contain any ASC Confidential Information or (ii) ASC has authorized, in writing, the Contractor to use ASC's Confidential Information. Contractor agrees to provide ASC with a copy of any proposed publication or public disclosure at least sixty (60) days in advance of the proposed publication date to allow for ASC's review and approval, which approval shall not be unreasonably withheld. Further, Contractor agrees to 0 remove any ASC Confidential Information from any proposed publication, upon A-8

ASC AGREEMENT NO, request by ASC; and (ii) delay any publication, if requested by ASC, in order to file for patent protection of any patentable material disclosed within the proposed publication. 9.2, Unless specifically directed otherwise by ASC, Saudi Aramco and ASC will be given full credit and acknowledgment for the support provided to Contractor in any publication resulting from the Project, unless specifically directed otherwise by ASC, and shall be named as co-developers of the Research Results, and if appropriate, co-inventors as defined under U.S. Patent Laws, 10. Intellectual Property 10.1. Background Intellectual Property 10,1.1. Contractor's Background JP is listed in Attachment II of Schedule B. 10.1.2, ASC's Background IP is listed in Attachment II of Schedule B. 10.1.3. Except as provided in this Section 10.1.3, the Parties agree that nothing in this Agreement grants either Party any rights to any Background Intellectual Property of the other Party. If either Party reasonably determines that Background Intellectual Property owned solely by the other Party or its Affiliates is essential to the use of new Intellectual Property created, made or Conceived under the Agreement, then the Parties hereby agree to prant a license on a nondisctiminatory and reasonable royalty basis, to the extent that such Party is legally able to do so. 10.2, Research Results Both Parties agree that any Research Results generated in the performance of this Agreement shall be Jointly-Owned IP, as defined in Section 10.3 below. As this Agreement is for the benefit of the Parties and Saudi Aramco, all Research Results and Deliverables may be used by the Parties or Saudi Aramco for their own internal purposes, free of charge. 10.3. Ownership of New Intellectual Property 10.3.1. Subject only to Sections 10.3.2, and 10.3.3. below, title and ownership to any Intellectual Property created, made, or Conceived jn the performance of this Agreement, or any intellectual property right granted with respect to such Intellectual Property shall be owned jointly by Contractor and ASC ("Jointly-Owned IP"). 10.3.2. Title and ownership to any Intellectual Property created, made or Conceived solely by employees of Contractor in connection with this Agreement shall vest in Contractor ("Contractor IP"), For purposes of this Agreement, Contractor IP includes Coniractor Background IP and any Intellectual Property owned by Contractor prior to the Effective Date, 10.3.3. Title and ownership to any Intellectual Property created, made or Conceived solely by employees of ASC or its Affiliates under this Agreement shall A-9

ASC AGREEMENT NO, vest in ASC, regardless of whether the inventions were made at the Contractor or using Contractor laboratories or equipment ("ASC IP"). For purposes of this Agreement, ASC IP includes ASC Background Intellectual Property and any Intellectual Property owned by ASC or its Affiliates prior to the Effective Date. 10,4. Disclosure If any discovery or invention, during the Term in connection with the performance of this Agreement, might be considered either J ointly-Owned IP or Contractor IP, the Principal Investigator shall: (i) promptly submit a detailed invention disclosure to ASC regarding that invention or discovery; (ii) include that invention or discovery on the next Report required under this Agreement; and (iii) disclose such invention or discovery to ASC at the next meeting of the Parties, 10.5. Patent Preparation and Filing For Contractor IP and for Jointly-Owned IP, the Parties will mutually determine which Party shall prepare and file for patent protection ("Filing Party"). The Filing Party will instruct its patent prosecution counsel ("Prosecution Counsel") to provide the other (non-filing) Party with copies of all patent applications, with all responses to Office Actions and other official correspondence at least thirty (30) days before they are required to be filed with the United States Patent Trade Office ("USPTO") or other relevant patent office. 10.6. Cooperation 10.6.1. Each Party agrees to cooperate fully with the other Party to ensure that patent applications cover, to the best of the Parties' knowledge, all items of commercial interest and importance to ASC and its Affiliates. At its discretion, the Filing Party may allow the non-filing Party to instruct Prosecution Counsel directly, provided that (i) the non-filing Party's prior written approval is obtained and (ii) the Prosecution Counsel remains counsel to the Filing Party with an appropriate engagement contract. In such event, the Prosecution Counsel shall not jointly represent both Parties unless such joint representation is requested by the non-filing Party, is approved by the Filing Party, and an appropriate engagement contract with a conflict waiver is in effect. The Parties agree that they will share equally a common legal interest in obtaining valid and enforceable patents and that they will maintain as confidential all Confidential Information received pursuant to Section 8 of Schedule A, 10.6.2. Each Party agrees to cooperate fully in the preparation, filing, and prosecution of any patent and any joint patent, as described herein. Such cooperation includes without limitation executing all papers and instruments, and requiring representatives to execute such papers and instruments, so as to effectuate the ownership of Intellectual Property Rights, as apportioned in this Agreement, 10.7. Patent Prosecution A-10

10.8. 10.9, ASC AGREEMENT NO, 10.7.1 Contractor shall provide advance opportunity of no less than days for ASC to review and comment upon all filings for Contractor IP and Jointly-Owned IP (if prosecuted by Contractor Prosecution Counsel), and shall promptly provide ASC with copies of and access to ail filings, correspondence, and related information for patent prosecutions. Contractor shall be responsible for making decisions regarding the scope and content of applications to be filed and prosecuted for Contractor IP, with due consideration of any revisions or comments provided by ASC. Contractor shall keep ASC advised as to the status of such applications, and shall promptly supply ASC with copies of all papers received and filed in connection with the prosecution thereof in time sufficient for ASC to comment (but not less than days). 10.7.2 ASC shall provide advance opportunity of no Jess than days for Contractor to review and comment upon all filings for ASC IP and Jointly- Owned IP (if prosecuted by ASC Prosecution Counsel), and shall promptly provide Contractor with copies of and access to all filings, correspondence, and related information for patent prosecutions. Contractor shall be responsible for making decisions regarding the scope and content of applications to be filed and prosecuted for ASC IP, with due consideration of any revisions or comments provided by Contractor, ASC shall keep Contractor advised as to the status of such applications, and shall promptly supply Contractor with copies of all papers received and filed in connection with the prosecution thereof in time sufficient for Contractor to comment (but not less than days). Foreign Filing Determination The Parties will discuss and determine the countries in which they desire to file patent applications on each Jointly-Owned IP. Each Party has the right at its cost and expense to file such patent applications in the countries where the other Party has indicated in writing that it has no interest in filing such patent applications. In such event, the non-filing Party must cooperate with the filing Party (e.g., in the preparation of necessary documents for the filing, assignment and subsequent prosecution of such patent applications). Abandonment_ In the event that a Party desires to abandon its obligations to any patent or joint patent, oy later declines responsibility for any patent or joint patent (the "Abandoning Party"), it shall provide prior written notice to the non-Abandoning Party of such intention to abandon or decline future responsibility, and the non-Abandoning Party shall have the tight, at its cost and expense, to prepare, file, prosecute, and inaintain such, patent or joint patent, 10.10. Third Party IP Rights Contractor shall immediately provide written notice to ASC of any third-party intellectual property rights (including tights belonging to other persons associated with Contractor} before said Intellectual Property is incorporated into or used to further any Research Program under this A greement, Contractor shall only incorporate said third-party IP with the express written permission of ASC, To the extent that any third- A-11

ASC AGREEMENT NO, party IP is used, copied, or otherwise incorpotated into the Research Program, Contractor represents, warrants, and covenants that it has the rights and appropriate licenses to use and transfer said third-party IP to ASC and its Affiliates, Further, Contractor shall provide written notice to ASC immediately should Contractor become aware of an assertion by a third-party involving a question of inftingement by Contractor and/or ASC of any third- party IP. 11, Intellectual Property Licenses 11.1. Limited License In consideration of monies to be paid to the Contractor under this Agreement, Contractor shall, and hereby does, grant to ASC and its Affiliates a fully paid up, non-exclusive, royalty-free license (without the right to sublicense) to make, have made, use, sell, lease or otherwise dispose of devices, apparatus or products created through the use of or incorporating Contractor JP developed under this Agreement (including any license requisite to ASC's unrestricted exploitation of Contractor IP, to the extent obtainable by Contractor) for ASC's and its Affiliates? internal use, For purpose of this clause, this Limited License does not extend to Contractor's Background IP. 11.2, Exchusive License 11.2.1. Option Period Contractor shall, and hereby does, grant ASC an exclusive option, the duration of which shall be for from the date of the filing of a first patent application ("O ption Period"), during which ASC may elect to negotiate a worldwide, sub-licensable, royalty-bearing exclusive license, to make, have made, use, Sell, lease or otherwise dispose of devices, apparatus or products created through the use of or incorporating Contractor IP or Contractor's rights in any Jointly-Owned IP, ASC agrees to pay a Reasonable Royalty (as defined below in Section 11.2.3) to be negotiated in good faith, for said royalty-bearing exclusive license in Contractor IP or Contractor's right in any Jointly- Owned IP. As further consideration for this Option Period, ASC agrees to pay all costs and expenses for the preparation, filing, prosecution and maintenance of such elected Intellectual Property. 11,2.2, License Negotiations ASC and Contractor will strive to enter into a binding license agreement within following ASC's written notification to Contractor of its desire to negotiate an exclusive license agreement ("Negotiations Period"), In the event that ASC and Contractor fail to enter into a binding license agreement within the Negotiations Period, then Contractor shall have the right to offer a license, subject to any pre-existing license rights to ASC, to any third party, provided however, that Contractor may not license Contractor IP or its interest in any Jointly-Owned IP on terms fess favorable than those proposed by ASC. Contractor shall not offer rights to Contractor IP or any A-12

12, ASC AGREEMENT NO. Jointly-Owned IP to any third party before the earlier of: (i) expiration of the Option Period; or (ii) ASC and Contractor's failure to enter into a binding license agreement during the Negotiations Period after good faith negotiations. 11.2.3, Reasonable Royalty As used therein, "Reasonable Royalty" means that the Parties will take into consideration all relevant circumstances that results in a fair deal for both ASC and Contractor, including, but not limited to: (i) the type of patent which is issued and costs for patent prosecution; (fi) the strength and potential market value of the patent rights in the invention or discovery; (iii) the extent of patent coverage on the invention; the nature of the market in which the products are expected to be sold; (iv) the margins associated with those markets; typical specific industry licensing rates for similar patents; (v) the value and extent of each Party's Background Intellectual Property required for practicing the invention; (vi) the costs for obtaining licenses to necessary third-party Intellectual Property or necessary Contractor Background Intellectual Property; (vii) the relative importance of this patent to other patents and Intellectual Property associated with the commercial success of the product; and (viii) the estimated or actual cost of developing the product for commercialization beyond the Research Program undertaken pursuant to this Agreement, Export Controls 12.1. 12.2. 12.3, 12.4. 12.5, 12.6, Each Party acknowledges that Confidential Information may Controlled Items. Each Party shali comply fully with all Export Control Laws. Each Party shall fully cooperate with the other Party in complying with the Export Control Laws and this Section 12 (including, but not Hmited to, the obtaining of any required licenses or permits from a governing agency of the United States Government). Prior to the disclosure, release or transfer of any Confidential Information or Controlled Ttems to the Receiving Party, the Disclosing Party shall conduct a good faith inquiry to ascertain the export classifications under the Commerce Control List, 15 C.E.R. Part TTA, Supp. 1, and the US Munitions List, 22 C.F.R, Part 121, and shall advise the Receiving Party, in writing, of the same. After receipt of the export classification information to be provided pursuant to Section 12.4., the Receiving Party shall determine to what extent the export, re-export and/or deemed export or re-export of the Confidential Information or Controlled Items in question may require the prior receipt of an export license or other appropriate US Government authorization. To the extent an export license or other appropriate US Government authorization is required prior to the export, re-export and/or deemed export or re-export of any Confidential Information or other Controlled Item, neither Party shall make any such A-13

13. 14, 15. ASC AGREEMENT NO, export, re-export or deemed export or re-export prior to the receipt thereof, and compliance with its terms and conditions, Visiting Researchers 13.1. 13.2, 13.3 ASC and its Affiliates (including Saudi Aramco) may send employees ("Visiting Researchers") to participate in the Research Program. The number of Visiting Researchers will be agreed to between ASC and the Principal Investigator. Contractor shall provide Visiting Researcher with customary office space, equipment, and supplies for the duration of the Research Program. Each Visiting Researcher will remain an employee of the Party by which he or she is employed, and will be treated as such in terms of salary, worker's compensation, taxes, employee benefits and obligations, all of the costs related thereto (including travel, living expenses and accommodation costs), and shall be the obligation of the Visiting Researcher's employer. All Visiting Researchers shall comply with the policies of Contractor regarding safety and health, security, personal and professional conduct as well as atty requests of Client regarding such matters, provided such requests are reasonable, and otherwise conduct themselves in a businesslike manner. Removal/ Replacement of Contractor's Employee 14.1, Upon ASC's written request, in ASC's sole discretion, Contractor shall, at its own cost and expense, remove from the Work and replace any Contractor employee or representative determined to be reasonably unsuitable by ASC, Conflict of Interest 15.1, Except for customary promotional items and occasional business entertainment (limited in value to the reasonable cost of a business meal), Contractor shall not give, offer, or accept, and warrants that it has not given, offered or accepted, directly or indirectly, any money, personal services, credit or other thing of value, to or from ASC or its Affiliates, or any person associated with ASC or its Affiliates, in order to influence the award, terms, performance, administration, extension, or termination of this Agreement or any other contract between Contractor and ASC or its Affiliates. Further, Contractor shall avoid situations in which any personal interest could, or may appear to, conflict with the interests of ASC or any of its Affiliates, Contractor shall promptly inform ASC in writing should Contractor become aware that any such conflict of interest has arisen. Violation of this provision shall constitute a substantial breach of this Agreement which, without prejudice to ASC's right to enforce any other remedy provided by law, shall entitle ASC to terminate this Agreement and claim damages. A-14

16. 17. 18. ASC AGREEMENT NO. Tennination by ASC 16.1. 16.2. 16.3, 16.4, ASC may terminate this Agreement at any time and at ASC's convenience, in whole or in part, by giving written notice to Contractor specifying the Work to be terminated and the effective date of termination but no less than days. If ASC terminates this Agreement for ASC's convenience pursuant to Section 16.1, upon receipt and verification of Contractor's final invoice, ASC shall pay Contractor (i) all amounts properly due for Work performed through the effective date of termination and (ii) subject to ASC audit, all reasonable, actionable, and verifiable amounts of any non- cancelable contracts or salary commitments made by Contractor in direct contemplation of this Agreement. Contractor shall accept such amounts in full and final settlement of ali obligations, claims, losses, costs, lost profits and damages in any way related to this Agreement, Should Contractor commit a material breach of this Agreement, ASC may, without prejudice to the exercise of any other rights or remedies which may be available to it, terminate this Agreement by giving Contractor written notice to that effect. From the date that Contractor receives notice of a material breach, Contractor shall have days to cure such material breach. Should ASC terminate this Agreement or any portion of the Work for material breach pursuant to Section 16,3, Contractor shall stop performance of the specified Work on the effective date of termination. Contractor shall take all actions necessary to preserve and protect all Work in progress, Termination by Contractor 17.1. 17.2, Should ASC commit a material breach of this Agreement, Contractor may, without prejudice to the exercise of any other tights or remedies which may be available to it, terminate this Agreement by giving ASC days written notice to that effect, From the date that ASC receives notice of a material breach, ASC shall have days to cure such material breach, Should Contractor terminate this Agreement pursuant to Section 17.1, upon receipt and verification of Contractor's final invoice, ASC shall pay Contractor (i) all amounts properly due for Work performed through the effective date of termination and (ii) subject to ASC audit, all reasonable, actionable, and verifiable amounts of any non-cancelable contracts or salary commitments made by Contractor in direct contemplation of this Agreement. Governing Law and Settlement of Disputes 18.1, 18,2. This Agreement shall be governed exclusively by the laws of the State of Texas, irrespective of the conflict of law rules of any jurisdiction. Each Party agrees that in the event any controversy, claim or dispute should arise under this Agreement or relating in any manner hereto, the Parties shall first endeavor to resolve the matter by good faith negotiations between the Patties. A-15

19. 18.3. 18.4, 18.5.1. 18.6. 18.7, ASC AGREEMENT NO. Ifnegotiations fail to resolve any controversy, claim or dispute between the Parties, either Party may submit such controversy, claim or claim dispute to binding arbitration, by giving days written notice to the other Party. The arbitration shall be conducted by a single arbitrator in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator must be an attorney licensed to practice law in the State of Texas and agreed by both Parties, All substantive legal matter submitted or presented in, or by such arbitration, shall be resolved exclusively by the laws of the State of Texas, Each Party shall bear its own expenses of any arbitration arising out of this Agreement. The judgment or award of the arbitrator may be entered by any court of competent jurisdiction. If the laws of the jurisdiction set forth in Section 18,1 prevent the Parties from arbitrating any controversy or claim arising out of or relating to this Agreement, either Party may bring suit to enforce this Agreement in a court of competent jurisdiction. Notices 19.1. 19.2. Agreement Notices AH notices, authorizations and approvals required or contemplated under this Agreement including, without limitation, any notice or authorization pertaining to Sections 6 (Liability and Insurance), 7 (Warranties), 8 (Confidential Information), 9 (Publications), 10 (Intellectual Property), 11 (Intellectual Property Licenses), 12 (Export Controls), 13 (Visiting Scholars), 14 (Removal/Replacement of Contractor Employee), 15 (Conflict of Interest), 16 Termination by ASC), 17 (Termination by Contractor), 18 (Governing Law and Settlement of Disputes), and 19 (Notices) must be in writing to be effective. All required notices, authorizations and approvals shall be deemed to be sufficiently delivered when delivered in person, or by a reputable commercial overnight courier, or sent by certified or registered mail to the appropriate address as follows: CONTRACTOR ARAMCO SERVICES COMPANY GO Well International LLC Aramco Services Company Altention: Attention: Technical Notices All technical notices regarding the Research Pro gram (including without limitation, any notice or disclosure pertaining to any proposed change in the Research Program, the Research Schedule, Reports, project meetings described in Schedule B, Research Results, Deliverables, Section 9 [Intellectual Property, or Section 10 [Intellectual Av16

20, ASC AGREEMENT NO. Property Licenses]), must be sent to the Representatives identified in Schedule B. All technical notices shall be deemed sufficiently delivered when delivered in person or sent by certified or registered mail to the Representatives identified in Schedule B. Change Orders If at any time ASC directs Contractor to make a change ("Change") within the general scope of this Contract such as, but not limited to, alterations of the services or changes in the sequence of performance of the services, Contractor shall perform the services as Changed. Such Changes shall be set forth in writing (a "Change Order"). Except as provided in Section 20.4, each Change Order shall be signed by ASC and Contractor. All services involved ina change will be performed in accordance with the terms and conditions of this Contract and will not otherwise affect the existing rights or obligations of the parties except as expressly provided in this Contract. 20.1. The procedure of implementation of a Change Order shall be as follows: 20.1.1. ASC will issue a Change Order Request describing the desired change and the basis for determining the compensation or credit for the change. 20,1.2, Contractor will review the Change Order Request and submit to ASC a Change Order Proposal describing the technical implementation, any adjustment in the schedule resulting from the Change, and the resulting estimated cost or credit due, 20.1.3. ASC will review the Change Order proposal and conduct any necessary negotiations with Contractor, after which a Change Order setting forth the agreed Change, schedule adjustment, and price will be issued, 20.2. Ifa Change may result in a request for an increase in the compensation due Contractor or 20,3. 20.4. a request for an adjustment to the Schedule, Contractor shall not proceed with the services involved in the Change without a Change Order signed by ASC, If Contractor proceeds with the additional services involved in sucha Change without a Change Order, Contractor shall not be entitled to any additional compensation for the services performed or to any adjustment of the schedule as a result of the Change, Tf ASC and Contractor fail to agree on whether or not any direction by ASC constitutes a Change, ASC may direct Contractor in writing to proceed with the services as changed, Contractor's performance of such services shall not prejudice either party's position regarding whether such direction constitutes a Change, the billable man-hours associated with the Change, and the extent the schedule completion dates or the critical milestone dates should be adjusted. Should ASC and Contractor fail to agree on the estimated change in compensation or schedule, ASC may direct Contractor to proceed with the services as changed, Should ASC so direct Contractor in a Change Order signed by ASC, Contractor shall proceed with the services as changed and ASC shall compensate Contractor in accordance with ASC's good faith estimate of the services associated with the Change. Contractor performance of the services as Changed shall not prejudice either party's position regarding adjustments in compensation or schedule. A-17

21, 22, ASC AGREEMENT NO. Suspension of Work 24.1. 21,2. ASC may at any time, with or without canse, suspend performance of the Work or any part thereof by giving Contractor prior written notice specifying the part of the services to be suspended and the effective date of such suspension. Contractor shall cease all activity on suspended Work on the effective date of suspension but shall continue to perform any unsuspended Work. Contractor shall take all actions necessary to maintain and safeguard ASC materials and equipment related to the suspended work. ASC shall not be liable for loss of anticipated profits or for any damages or any other costs incurred with respect to the suspended Work during the period of suspension, except for such reasonable, auditable, and verifiable costs, which are: 21.1.1, Incurred for the purpose of safeguarding the suspended part of the Work and any related systems, materials and equipment in transit to or at the Work site; 21.1.2, Incurred for such Contractor or subcontractor personnel or for such Contractor or subcontractor equipment, which Contractor continues to maintain at ASC's request; or which are non-cancelable obligations of the Contractor or 21.1.3, Otherwise reasonable and unavoidable costs of suspending the Work and of reassembling personnel and equipment. ASC may, at any time direct Contractor to proceed with all or any part of the suspended Work by giving written notice to Contractor specifying the part of Work to be resumed and the effective date of the resumption. Suspended Work shall be promptly resumed by Contractor after receipt of such notice. Upon resumption of the suspended part of the Work, ASC shall initiate a Change Order pursuant to Section 20 describing any necessary adjustments to the required milestone completion dates or compensation to Contractor that result from the suspension of part of the Work under this Section. Miscellaneous Provisions 22.1. 22.2. 22.3. All titles, headings, capital letters, underlines, italics, bold fonts, brackets, and text sizes contained in this Agreement are for identification and reference purposes only, and shall not be construed as defining, restricting or limiting the meaning, purposes or effect of any words, expressions or provisions herein contained, A reference to a section of this Agreement shall include all of the subsections within such section. Failure of either Party to exercise any of its rights under this Agreement shall in no way constitute a waiver of those rights, nor shall such failure excuse the other Party from any of its obligations under this Agreement, No benefit or right accruing to either Party under this Agreement shall be waived unless the waiver is reduced to writing and signed by both Parties. All waivers shall be handled as an amendment to the Agreement. The waiver, in one instance of any act, condition or requirement stipulated in this Agreement shall not A-18

22.4, 22.5, 22.6, 22.7. 22.8, ASC AGREEMENT NO. constitute a continuing waiver or a waiver of any other act, condition or requirement or a waiver of the same act, condition or requirement in other instances, unless specifically so Stated. The provisions of this Agreement shall be severable, If this Agreement or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms, This Agreement is not an exclusive contract and ASC may request similar services from others, The provisions of Sections 6 (Liability and Insurance), 7 (Warranties), 8 (Confidential Information), 9 (Publications), 10 (Intellectual Property), 11 (Intellectual Property Licenses), 12 (Export Controls), 13 (Visiting Researchers), 14 (Removal/ Replacement of Contractor Employee), 15 (Conflict of Interest), 16 (Termination by ASC), 17 (Termination by Contractor), 18 (Governing Law and Settlement of Disputes), 19 (Notices), and 22 (Miscellaneous Provisions) of Schedule A, and Sections 3 (Reimbursable Expenses), 4 (Audit Rights), and 5 (Set-Off) of Schedule C, are continuing ones and shall survive the expiration or termination of this Agreement, This Agreement may be executed in one or more counterparts, each of which shall constitute an original. This Agreement supersedes all previous contacts, correspondence and understandings between the Parties concerning the subject matter hereof and constitutes their entire agreement relating thereto. No promise, agrecinent, representation or modification to this Agreement shall be of any force or effect between the Parties, unless set forth or provided for in this Agreement or in a written amendment signed by both Parties, END OF SCHEDULE A A-19

ASC AGREEMENT NO.A SCHEDULE C Compensation and Payment Compensation As full and complete compensation for the performance of the Work by Contractor and all rights and licenses granted to ASC under this Agreement, ASC shall: 1.1 1.2 1,3 Pay Contractor a fixed, all-inclusive lump-sum amount of Two Hundted thousand U.S. Dollars ($200,000.00) (the "Project Price"), The Project Price and other compensation described above represents the full and complete compensation due Contractor for the research, the Work, the rights and licenses granted under this Agreement and all other activities and obligations of Contractor hereunder in accordance with the terms and conditions of this Agreement including but not limited to all direct wages and salaries, vacation pay, holiday pay, sick pay, payroll insurances, medical and dental benefit plans, completion bonuses, retirement plans and all other employee benefits, living allowances, mobilization and demobilization, fabrication, tools, equipment, travel time, materials, supplies, consumables, computers, software, all taxes (exclusive of sales tax), cost of money related to contract payment provisions, and all burdens, indirect and overhead costs including any fee and or profit. The reimbursable expenses addressed in Section 1.2 above are not included in the Project Price and shall be paid in accordance with the provisions set forth herein. All compensation to be paid by ASC hereunder shall be used only for the research, the Work, the rights and licenses granted hereunder, and other activities expressly set forth in this Agreement. Contractor shall not be entitled to receive, nor is ASC obligated to pay, any amounts in excess of the above amounts without a written mutually agreed to and signed Amendment to this Agreement, Invoice and Payment 2.1 2.2 2.3 All payments to Contractor shall be in US dollars. The Project Price shall be due and payable to Contractor in the amounts assigned to each Milestone set forth in Table I — Milestone Payment Schedule in Pricing Attachment I to Schedule C when each Milestone is completed to ASC's satisfaction, Contractor shall invoice ASC for Milestones as they are completed but no more frequently than monthly. Invoices for ex penses reimbursable under Section 4 of this Schedule shall also be invoiced monthly, Contractor shall identify the final invoice for the Project Price by marking "FINAL INVOICE" prominently on the face of the invoice. C-1

2.4 2.5 2.6 27 ASC AGREEMENT NO, Contractor's invoices shall be addressed to: Attention: 2.4.1 Contractor shall submit invoices in digital (preferred) or hardcopy format. 2.4.2 Invoices submitted in digital format shall be submitted as an Adobe PDF file attachment to an email sent to with the word 'invoice' somewhere in the subject line of the email (other text is permitted). Each PDF file must contain only one invoice though this can be a multi-page invoice with supporting documents. Where supporting documentation is included with the invoice the invoice must be the first page in the PDF file. Multiple invoices can be attached to a single email. 2.4.3 Invoices submitted in hardcopy format shall be mailed to the invoice address noted above in an envelope marked "Invoice Enclosed". 2.4.4 Contractor shall, if requested by ASC, provide more than one copy of their invoice and supporting documents and or provide invoices and supporting documentation in other formats. Contractor's invoices must show the following information: 2.5,1 ASC's Contract Number; 2.5.2 Invoice Number and Date; 2.5.3 Milestone Numbez(s) if the invoice pertains to a completed Milestone(s); 2.5.4 A separate line item for sales and use taxes, as applicable. If no sales or use tax is applicable, the invoice shall clearly state the reason; and 2.5.5 Complete Remittance instructions. If remittance is to be by Automated Clearing House (ACH) (preferred) Contractor must include complete banking details and an email address used for payment notifications. Each invoice shall be itemized and contain supporting documentation satisfactory to ASC, including but not limited to, a detailed statement of milestone completed, Work performed, and expense reports with receipts for all reimbursable expenses in excess of The statement of Work performed accompanying the invoice shall include, but is not limited to:

2.8 2.9 2.10 2.11 2.12 2.13 ASC AGREEMENT NO, 2.7 A listing of the Milestones completed or a detailed summary of progress earned; 2.7.2 An itemized listing of any expenses reimbursable under the terms of this Agreement After certification of each invoice by the ASC Representative, ASC shall promptly pay Contractor ihe suin due. Payments to Contractor shall be made in accordance with Contractor's remittance instructions in the currency set forth in this Schedule C, ASC shall not be responsible for any payment delays due to improperly addressed, formatted, itemized or supported invoices or for lack of or incomplete remittance instructions. Should ASC object to any item contained in any invoice, or to the sufficiency of the documents submitted in support of any such item, ASC shall be entitled to withhold payment for the amount attributable to the item or substantiating documents to which ASC objects, Should such payment be withheld, ASC shall notify Contractor promptly in writing of its objection, and ASC shall promptly pay Contractor that portion of the invoice amount, which is properly due and payable. Payment of any invoice by ASC shall not prejudice ASC's tight to object to or question any invoice, or any matter in relation thereto, at any time up to years afier completion of the services to which the invoice pertains. No payment by ASC shall be construed as acceptance of any part of the Work to be performed hereunder, Final Release Agreement Following completion of the Work and after fulfillment by Contractor of all of its duties and obligations under this Agreement, Contractor shall furnish ASC with: 2.13.1 A Final Release Agreement discharging ASC fiom all liabilities, obligations and claims arising out of or under this Agreement, except for final payment and any surviving obligations as defined in Schedule A and 2.13.2 Proof satisfactory to ASC that there are no unsatisfied third party claims or other indebtedness existing in connection with the Work (or if such claims or indebtedness exist, indemnities sufficient to hold ASC harmless from any liability connected with said claims or indebtedness); and after ASC's receipt of the foregoing documents, ASC shall pay Contractor's final invoice. C-3

3. 5, ASC AGREEMENT NO. Audit Rights 3.1 Contractor shall maintain books, records, receipts, youchers, memoranda and other evidence (the foregoing constitute "records" for the purpose of this Section), sufficient to accurately and properly reflect costs incurred by Contractor and invoiced to ASC under this Agreement and the disposition of any material, tools or equipment provided by ASC to Contractor, ASC, or any firm of auditors appointed by ASC, shall have access, at all reasonable times, to all such records for the purpose of auditing and verifying costs or for any other reasonable purpose, and shall have the right to reproduce any such records. However, concerning any fixed rates payable hereunder, the purpose of such audit shall be only for verification of time worked or units of work performed, Contractor shall preserve and make available all such records for a period of after termination of this Agreement; provided, however, that if any such records are or may be required to resolve any claim or dispute in relation to this Agreement, the period of retention and the rights of access and examination described in this Section shall continue until final disposition of such claim or dispute. Set Off Any sum due and owing to ASC from Contractor may be set off by ASC against any sum due and owing Contractor under this Agreement or under any other contract ASC may have with Contractor from time to time. Compensation for Changes Pursuant to Section 20 (Change Orders) of Schedule A, the compensation due Contractor or the credit due ASC for a Change shall be established on one or more of the following bases, at ASC's election: Lump Sum or Labor Rates found in Schedule C, Attachment I. _ 5-1 Rates set forth in Schedule C, Pricing Attachment L Once established, the amount of the compensation due Contractor or credit due ASC set forth ina Change Order shall not be subject to adjustment for any reason including changes in the value of any currency, END OF SCHEDULE C

ASC AGREEMENT NO. Schedule C Pricing Attachment ¥ 1. Milestone Payment Schedule The Milestone Payment Schedule referenced in Section 2.2 of Schedule C is set forth in Table I below. The parties agree that the Project Price set forth in Section 1.1 of Schedule C represents the sum of the individual lump sum milestone payments set forth in Table I below. Table I Milestone Payment Schedule (In USD) Milestone No. Description Amount 1 Work Package 1; completion of 2 vou Package 2; completion of tasks 3 | Work Package 2; completion of Work Package 2; completion of 4 Project Price 2. Rates For Change Orders The following rates represent Contractor compensation for Change Order work, 2.1 Labor Rates The Labor Rates in Table II represent hourly compensation paid for Contractor personnel's performance of Change Order work subject to the provisions of Section 5.1, of Schedule C. Table I Labor Rates (In USD) Hourly Rate Position Title Qualifications sr ® OT @ C-T-i

ASC AGREEMENT NO, Table If Labor Rates (n USD) Hourly Rate Position Title Qualifications STO | oT®@ (1) (2) 2.2 Work Unit Rates The Work Unit Rates set forth in Table IT represent per work unit compensation for Change Order work completed by Contractor subject to the provisions of Section 5.2 of Schedule C. Table UT Work Unit Rates In USD) Work Unit Description © Work Unit Rate (1) A Work Unit needs to be described in terms of a measurable "unit" of work, e.g. "Per foot of Pipe Laid", "Per xx test performed" ete, END OF SCHEDULE C, PRICING ATTACHMENT I C-I-2

ASC AGREEMENT NO, Schedule D Preparatory or Auxiliary Services in Saudi Arabia Preparatory or Auxiliary Services Performed In Saudi Arabia Whenever required for successful performance of the Work hereunder, Contractor shall send Contractor's personnel to Saudi Arabia for necessary liaison with Saudi Aramco and any other field activities that are preparatory or auxiliary to the Work hereunder, Such preparatory or auxiliary services cumulatively shall not exceed 1) f the total value of all services performed under the contract; and (2) in no event shall the preparatory or auxiliary services performed in Kingdom exceed in value. Such preparatory or auxiliary services shall be undertaken only with the prior written authorization of ASC. These preparatory or auxiliary services performed in Saudi Arabia shall be subject to additional terms as set forth below: L.1. No compensation in addition to that explicitly stated in Schedule C hereof shall be earned or paid to Contractor for preparatory or auxiliary services performed by Contractor's personnel in Saudi Arabia. 1.2, In the event ASC or Saudi 'Aramco is compelled by any Government authority in Saudi Arabia to pay any sum of money in satisfaction of any debt or obligation in Saudi Arabia of Contractor or Contractor's personnel as a result of the performance of the Work hereunder, Contractor shall reimburse ASC upon receipt of (1) its invoice of the amounts paid, and (2) evidence of the Government action which requited the making of such payment, 13, While performing any preparatory or auxiliary services in Saudi Avabia, Contractor's personnel shall observe all applicable Saudi Aramco safety and personnel rules and regulations. In addition, Contractor's personnel shall strictly observe Saudi Arab Government rules concerning photography. Neither Contractor nor its personnel shall publish or release any photographs taken in Saudi Arabia, unless they are first submitted to ASC for its approval. Work Schedule Contractor's personnel's normal work week schedule for performance of services in Saudi Arabia under this Agreement shall consist of eight (8) hours per day, Sunday through Thursday, and 2 rest day(s). Contractor shall be entitled to compensation for periods not worked by its employee due to illness and Saudi Aramco designated holidays but not for other excused or unexcused absences if Contractor's Compensation, as stated in Schedule C, is a calendar day rate. Contractor shall not be entitled to compensation for sick time or time not worked due to Saudi Aramco designated holidays if compensated at hourly or workday rates. Departure Processing Contractor's personnel shall be responsible for obtaining all passports, medical examinations, inoculations and permits necessary for him, and any dependents authorized by ASC, to gain entrance into and exit from Saudj Arabia in connection with this D-1

ASC AGREEMENT NO. Agreement. Contractor's personnel shall obtain his own visa and permits necessary to enter Saudi Arabia. ASC shall reimburse Contractor for the actual cost of the above-mentioned items obtained by its employee, but not for incidental expenses connected therewith, including any lost job time. In connection with the services performed under this Agreement by Contractor's personnel; (a) Neither Contractor nor ASC shall make any inquiry, written or oral, direct or indirect, which is intended to ascertain any such employee's age, race, colot, creed, religion, sex, nationality, national origin or ancestry; and (b) neither Contractor nor ASC shall discriminate or take what could be construed as discriminatory action against Contractor or its employee on the basis of any of the foregoing criteria. Customs Duties Customs duties or charges of any couniry or governmental authority assessed against the property of Contractor's personnel shall be for Contractor's own account, except that ASC shall pay any such customs duties or charges assessed against property which ASC considers necessary in connection with Contractor's personnel's stay or work in Saudi Arabia, In the event Saudi Aramco or ASC is compelled by any governmental authority in Saudi Arabia to pay any sum of money in satisfaction of any debt or obligation in Saudi Arabia of Contractor or of Contractor's personnel, Contractor shall reimburse Saudi Aramco or ASC, as appropriate, upon receipt of ASC's billing and evidence of the governmental order which required the making of such payment. In the event customs duties or charges for the account of Contractor hereunder (and not falling within the exception stated above) or any sums of money in satisfaction of any debt or obligation are paid by Saudi Aramco or by ASC, ASC reserves the right to deduct the amount of such payments fiom the amount of ASC's payments to Contractor hereunder or under any other contract ASC may have with Contractor from time to time, or alternatively, to bill Contractor for such payments and, in this latter event, Contractor agrees to pay ASC this amount. Safety During any business trip, Contractor shall comply with all applicable Saudi Aramco safety and persomnel rules and regulations, including but not limited to those set forth in the Saudi Aramco handout entitled "Loss Prevention Information for Consultants" which is made a part hereof, Compliance With Saudi Aramco Policies While present in Saudi Arabia, Contractor's personnel shall abide by the Government Relations and Public Relations policies established ftom time to time by Sandi Aramco as such policies apply to persons sponsored within Saudi Arabia by Saudi Aramco. In addition, Contractor's personnel shall strictly observe Saudi Arab Governmentrules, which prohibit photography without written approval fiom the competent authorities, Should Contractor desire to publish or release any publicity, public relations materials of any kind, or any photographs taken in Saudi Arabia, Contractor shall first submit such items to Saudi D-2

ASC AGREEMENT NO. Aramco for review. Contractor shall not publish or release any such items without Saudi Aramco's prior written approval, which approval may be withheld in Saudi Aramco's absolute discretion without giving any reason therefore. Motor Vehicle Indemnity ASC shall defend, indemnify and hold Contractor harmless from any and all claims, losses, expenses or damages arising from or related to the injury to or death of any person and the damage to or loss of any property arising from Contractor's personnel's operation of any motor vehicle assigned to him by Saudi Aramco, other than claims, losses, expenses or damages arising out of Contractor's personnel's willful acts or omissions or gross negligence. Contractor is responsible for all liability related to local transportation provided by Contractor, End of Schedule D D-3